Exhibit M

                                        Number of Employees by Subsidiary


                                                          Current         Employees Transferring to               Employee
                                                         Employee             Service Companies                 Count After
Company                                                     Count           KCS           KUS       KENG         Transfers
---------------------------------------------  ------------------ -------------  ------------ ----------  -----------------
Boston Gas Company                                          1,331         (518)             0         (6)              807
Colonial Gas Company                                          311         (100)             0          0               211
KED NY                                                      2,623       (1,125)          (208)       (71)            1,219
KED LI                                                        649            0             (3)         0               646
Eastern                                                        31          (31)             0          0                 0
Energy North                                                  196          (47)             0          0               149
Energy North Mechanical                                       198            0              0          0               198
Energy North Propane                                           54            0              0          0                54
Energy North Realty                                             1            0              0          0                 1
Essex Gas Company                                              59          (13)             0          0                46
KeySpan Generation LLC                                        912            0              0        (46)              866
KeySpan Development Corp.                                      12            0              0          0                12
KeySpan Energy Corporation                                     25          (25)             0          0                 0
KeySpan Services Inc.                                       2,008            0              0          0             2,008
Midland Enterprises                                         1,430            0              0          0             1,430
Northeast Gas Markets LLC                                       5            0              0          0                 5
KeySpan-Ravenswood, Inc. (EWG)                                160            0              0          0               160
Service Edge                                                  135            0              0          0               135
KeySpan Energy Trading Svc LLC                                 40            0            (27)         0                13
KeySpan Electric Services LLC                               1,038            0              0        (77)              961
Transgas                                                       68            0              0          0                68
---------------------------------------------  ------------------ -------------  ------------ ---------- -----------------

Subtotal                                                   11,286       (1,859)          (238)      (200)            8,989

KCS                                                         1,746        1,859              0          0             3,605
KUS                                                           319            0            238        (31)              526
KENG                                                            0            0              0        231               231
---------------------------------------------  ------------------ -------------  ------------ ---------- -----------------

Total KeySpan Subsidiary Employees                         13,351            0              0          0            13,351
=============================================  ================== =============  ============ ========== =================